                                                                     EXHIBIT 4.1


                  WAIVER AND SEVENTH AMENDMENT, dated as of December 21, 2001 (this "Seventh Amendment") to the Amended and Restated Credit Agreement, dated as of July 2, 1998 (as amended by the First Amendment and Assignment and Acceptance, dated as of July 27, 1998, the Second Amendment, dated as of January 29, 1999, the Third Amendment, dated as of June 29, 1999, the Fourth Amendment, dated as of December 21, 1999, the Waiver and Fifth Amendment, dated as of July 28, 2000, and the Waiver and Sixth Amendment, dated as of December 22, 2000, and as may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among SUNRISE TELEVISION CORP. ("Holdings"), STC BROADCASTING, INC. (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), BANK OF AMERICA, N.A., as documentation agent, CITICORP USA, INC. (formerly known as Salomon Brothers Holding Company Inc), as syndication agent, and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as administrative agent (in such capacity, the "Administrative Agent").

                                   WITNESSETH:

                  WHEREAS, pursuant to the Credit Agreement the Lenders have agreed to make, and have made, certain Loans to the Borrower; and

                  WHEREAS, Holdings and the Borrower have requested that the Lenders amend and waive, and the Lenders have agreed to amend and waive, certain of the provisions of the Credit Agreement upon the terms and subject to the conditions set forth below;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                      1. Defined Terms. Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.

                      2. Waiver of Subsection 6.2(c) (Certificates; Other information). The Lenders hereby waive, until June 30, 2002, compliance with the requirements of subsection 6.2(c) of the Credit Agreement in respect of the fiscal year ending December 31, 2002.

                      3. Waiver of Subsection 7.1 (Financial Condition Covenants). The Lenders hereby waive compliance with the requirements of subsections 7.1(a) and (c) of the Credit Agreement with respect to the fiscal quarters ending December 31, 2001, March 31, 2002, and June 30, 2002.

                      4. Waiver of Subsection 7.6 (Limitation on Dividends). The Lenders hereby waive compliance with the requirements of subsection 7.6 of the Credit Agreement to the extent, and only to the extent, necessary to permit the Borrower to make Restricted Payments to Holdings, the proceeds of which will be used to make severance and noncompete payments to employees of Holdings.

                      5. Waiver of Subsection 7.17 (Limitation on LMA Stations). The Lenders hereby waive compliance with the requirements of subsection 7.17 of the Credit Agreement to the extent, and only to the extent, necessary to permit the consummation of the transactions contemplated by the LIN Television Management Services Agreement (as defined below).

                      6. Waiver of Subsection 8(e) (Events of Default). The Lenders hereby waive any Default or Event of Default pursuant to subsection 8(e) of the Credit Agreement occurring during the Seventh Amendment Waiver Period (as defined below) arising from the failure of Holdings to perform, observe or otherwise comply with the terms of the Indebtedness issued pursuant to the Special Subordinated Debt Issuance.

                      7. Amendment to Subsection 1.1 (Definitions). The definition of the term "Consolidated EBITDA" set forth in subsection 1.1 of the Credit Agreement is hereby amended by inserting at the end thereof the following:

                  "Consolidated EBITDA may be adjusted on a pro forma basis, in an aggregate amount of up to $5,000,000, to reflect cost savings on account of items deducted in determining Consolidated EBITDA before such adjustment (but after giving effect to the payment by the Borrower of Management Fees and Incentive Fees (each as defined in the LIN Television Management Services Agreement)) that are implemented and identified to the reasonable satisfaction of the Administrative Agent as attributable to (i) management services provided pursuant to the LIN Television Management Services Agreement and (ii) reductions in the number of employees of Holdings, the Borrower and its Subsidiaries."

                         a. The definition of the term "Change of Control" set
forth in subsection 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting, in lieu thereof, the following:

                  "Change of Control": the earliest to occur of (a) Hicks Muse, its principals and their Affiliates and management of Holdings and the Borrower ("HMTF") ceasing to own, beneficially and of record, common stock of Holdings representing greater than 50% of the aggregate equity value represented by the issued and outstanding common stock of Holdings, (b) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding
                  (i) the holders of record and "beneficial holders" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act) of the outstanding voting stock of Holdings on December 21, 2001 and
                  (ii) Continuing Directors, becoming the beneficial owner, directly or indirectly, of more than 50% of the then outstanding voting stock of Holdings and (c) a Change in Control as defined in any document pertaining to any Senior Subordinated Indebtedness.

                         b. The definition of the term "Permitted Issuance" set
forth in subsection 1.1 of the Credit Agreement is hereby amended by (a) deleting the word "and" immediately prior to clause (i) thereof and inserting, in lieu thereof, a comma and (b) inserting at the end thereof the following:

                  "and (j) the issuance by Holdings of options, warrants or other equity securities of Holdings (and the issuance of Capital Stock of Holdings upon the exercise of any thereof) in connection with the transactions contemplated by the LIN Television Management Services Agreement."

                         c. The following new defined terms are inserted in
Section 1.1 of the Credit Agreement in proper alphabetical order:

                  "LIN Television Management Services Agreement": the Management Services Agreement by and among the Borrower, Holdings and LIN Television Corporation ("LIN Television") in substantially the form attached as Exhibit A to the Seventh Amendment, and as the same may be amended, restated, supplemented or otherwise modified from time to time; provided that any modification to such Management Services Agreement which could reasonably be expected to adversely affect the interests of the Lenders shall not be effective unless consented to in writing by the Required Lenders.

                  "Seventh Amendment": the Waiver and Seventh Amendment, dated as of December 21, 2001, to this Agreement.

                  "Seventh Amendment Effective Date": as defined in the Seventh Amendment.

                  "Seventh Amendment Waiver Period": the period commencing on the Seventh Amendment Effective Date through and including August 14, 2002.

                  8. Amendment to Subsection 2.4 (Revolving Credit Commitments).
(a) Subsection 2.4(a) of the Credit Agreement is hereby amended by inserting at the end of the first sentence thereof the following:

                  "; provided, that at no time during the Seventh Amendment Waiver Period may the Total Revolving Extensions of Credit exceed $13,000,000."

                         (a) Subsection 2.4(c) of the Credit Agreement is hereby
amended by inserting at the end of the first sentence thereof the following:

                  "; provided, further, that at no time during the Seventh Amendment Waiver Period may the Total Revolving Extensions of Credit exceed $13,000,000."

                  9. Amendment to Subsection 2.9 (Mandatory Prepayments and Commitment Reductions). Subsection 2.9(b) of the Credit Agreement is hereby amended by inserting at the end thereof the following:

                  "; provided, further, that notwithstanding any other provision of this subsection 2.9(b), if on any date during the Seventh Amendment Waiver Period Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then such Net Cash Proceeds shall be applied, within five Business Days after such date, toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in subsection 2.9(d)."

                  10. Amendment to Subsection 3.1 (L/C Commitment). Subsection 3.1(a) of the Credit Agreement is hereby amended by inserting at the end of the first sentence thereof the following:

                  "or (iii) during the Seventh Amendment Waiver Period, the Total Revolving Extensions of Credit would exceed $13,000,000."

                  11. Amendment to Subsection 7.1 (Financial Condition Covenants). Subsection 7.1(b) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting, in lieu thereof, the following new subsection 7.1(b):

                  "(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the last day of any Test Period set forth below to be less than the ratio set forth below opposite such period:

                                                        Consolidated Interest
                           Period                           Coverage Ratio
                           ------                       ---------------------
                  Closing Date to 12/31/99                        1.35x
                  1/01/00 to 12/31/00                             1.50x
                  1/01/01 to 9/30/01                              1.75x
                  10/01/01 to 6/30/02                             1.25x
                  7/01/02 and thereafter                          2.00x"

                  (b) Subsection 7.1(d) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting, in lieu thereof, the following new subsection 7.1(d):

                  "(d) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the last day of any Test Period set forth below to exceed the ratio set forth opposite such period:

                                                         Consolidated Senior
                           Period                          Leverage Ratio
                           ------                        -------------------
                  Closing Date to 9/30/01                       5.00x
                  10/01/01 to 6/30/02                           2.50x
                  7/01/02 and thereafter                        4.75x"

                  (c) Subsection 7.1(e) of the Credit Agreement is hereby amended by deleting it in its entirety.

                  12. Amendment to Subsection 7.2 (Limitation on Indebtedness). Subsection 7.2 of the Credit Agreement is hereby amended by (a) inserting after the words "Transaction Documents" in clause (i) of subsection 7.2(l) of the Credit Agreement the following: ", the LIN Television Management Services Agreement" and (b) inserting at the end of subsection 7.2 of the Credit Agreement the following:

                  "; provided that during the Seventh Amendment Waiver Period neither Holdings nor the Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, create, incur or assume any Indebtedness pursuant to subsections 7.2(d),
                  (f), (i), (m) and (n); provided, further, that during such period the aggregate principal amount of Indebtedness and Capital Lease Obligations incurred pursuant to subsection 7.2(c) shall not exceed $3,000,000 at any one time outstanding."

                  13. Amendment to Subsection 7.6 (Limitation on Dividends). Subsection 7.6 of the Credit Agreement is hereby amended by inserting at the end thereof the following:

                  "; provided, however, that during the Seventh Amendment Waiver Period Restricted Payments may only be made pursuant to clauses (a)(i), (a)(iii), (a)(iv), (b) and (c) (to the extent such Permitted Issuances are issuances other than as set forth in clause (i) of the definition of Permitted Issuance)."

                  14. Amendment to Subsection 7.9 (Limitation on Transactions with Affiliates). Subsection 7.9(b) of the Credit Agreement is hereby amended by
(a) deleting the word "and" at the end of clause (ii) thereof, (b) deleting the period at the end of clause (iii) thereof and inserting, in lieu thereof, the following: "; and" and inserting at the end thereof a new clause (iv) as follows:

                  "(iv) the execution and delivery by the Borrower and Holdings and the performance of their respective obligations under the LIN Television Management Services Agreement."

                  15. Amendment to Annex A (Pricing Grid). Annex A to the Credit Agreement is hereby amended by inserting at the end thereof the following:

                  "Notwithstanding the foregoing, during the Seventh Amendment Waiver Period, the Applicable Margin for Eurodollar Loans shall be 2.75% , the Applicable Margin for ABR Loans shall be 1.50% and the Commitment Fee Rate shall be 0.50%."

                  16. Effectiveness. This Seventh Amendment shall become effective on the date on which the following conditions precedent shall have been satisfied (such date, the "Seventh Amendment Effective Date"):

                       (a) the Administrative Agent shall have received counterparts of this Seventh Amendment, duly executed and delivered by Holdings, the Borrower and the Required Lenders;

                       (b) the Administrative Agent shall have received the Acknowledgment and Consent, attached as Exhibit B hereto, duly executed and delivered by each Loan Party;

                       (c) the Borrower and Holdings shall have entered into the LIN Television Management Services Agreement;

                       (d) the Administrative Agent shall have received a favorable legal opinion of Hogan & Hartson LLP, special FCC counsel to Holdings and the Borrower, satisfactory in form and substance to the Administrative Agent;

                       (e) the Administrative Agent shall have received an amendment fee for the account of each Lender that executes and delivers this Seventh Amendment prior to 5:00 p.m. on December 21, 2001, in an amount equal to 0.25% of such Lender's Commitment; provided that no such fee shall be due and payable if the Seventh Amendment Effective Date shall not occur; and

                       (f) all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Seventh Amendment shall be satisfactory in form and substance to the Administrative Agent.

                  17. Representations and Warranties. On and as of the date hereof after giving effect to this Seventh Amendment, each of Holdings and the Borrower hereby represents and warrants to the Lenders that:

                       (a) Each of its representations and warranties contained in Section 4 of the Credit Agreement or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that the references to the Credit Agreement therein shall be deemed to be references to the Credit Agreement after giving effect to this Seventh Amendment; and

                       (b) No Default or Event of Default has occurred and is continuing.

                  18. Continuing Effect; No Other Amendments. Except as expressly amended or waived hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments and waivers contained herein shall not constitute an amendment or waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

                  19. GOVERNING LAW. THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  20. Counterparts. This Seventh Amendment may be executed in any number of counterparts, all of which counterparts, taken together, shall constitute one and the same instrument. This Seventh Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                  IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                       SUNRISE TELEVISION CORP.


                                       By:       /s/ David A Fitz
                                           -------------------------------

                                           Name:  David A Fitz
                                           Title: Chief Financial Officer

                                       STC BROADCASTING, INC.


                                       By:       /s/ David A. Fitz
                                           -------------------------------

                                           Name:  David A. Fitz
                                           Title: Chief Financial Officer

                                       JPMORGAN CHASE BANK (formerly known as
                                       The Chase Manhattan Bank), as
                                       Administrative Agent and as a Lender

                                       By:       /s/ Tracey Ewing
                                           -------------------------------

                                           Name:  Tracey Navin Ewing
                                           Title: Vice President

                                       BANK OF AMERICA, N.A., as Documentation
                                       Agent and as a Lender

                                       By:      /s/ Derrick C. Bell
                                           -------------------------------
                                           Name:  Derrick C. Bell
                                           Title: Principal

                                       CITICORP USA, INC., as Syndication Agent and as a Lender

                                       By:      /s/ Mark R. Floyd
                                           -------------------------------
                                           Name:  Mark R. Floyd
                                           Title: Vice President

                                       FINOVA CAPITAL CORPORATION, as a Lender

                                       By:      /s/ Randall Heller
                                           -------------------------------
                                           Name:  Randall Heller
                                           Title: Senior Vice President

                                       THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Lender

                                       By:      /s/ Michael V. Monahan
                                           -------------------------------
                                           Name:  Michael V. Monahan
                                           Title: Vice President

                                       BNP PARIBAS, as a Lender


                                       By:      /s/ Ben Todres
                                           -------------------------------
                                           Name:  Ben Todres
                                           Title: Director


                                       By:      /s/ Serge Desrayaud
                                           -------------------------------
                                           Name:  Serge Desrayaud
                                           Title: Head of Asset Management

                                       NATEXIS BANQUE BFCE, as a Lender


                                       By:      /s/ Evan Kraus
                                           -------------------------------
                                           Name:  Evan S. Kraus
                                           Title: Vice President


                                       By:      /s/ Michael T. Pellerito
                                           -------------------------------
                                           Name:  Michael T. Pellerito
                                           Title: Vice President

                                       GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender


                                       By:      /s/ Stephen W. Hipp
                                           -------------------------------
                                           Name:  Stephen W. Hipp
                                           Title: Authorized Signatory

                                       FLEET NATIONAL BANK (successor by merger to SUMMIT BANK), as a Lender


                                       By:      /s/ Michael A. Cerullo
                                           -------------------------------
                                           Name:  Michael A. Cerullo
                                           Title: Director

                                       BANK OF HAWAII, as a Lender


                                       By:      /s/ J. Bryan Scearce
                                           -------------------------------
                                           Name:  J. Bryan Scearce
                                           Title: Vice President

                                       SUNTRUST BANK, as a Lender


                                       By:      /s/ J. Eric Millham
                                           -------------------------------
                                           Name:  J. Eric Millham
                                           Title: Director

                                       COOPERATIEVE CENTRALE RAIFFEISEN-
                                       BOERENLEENBANK B.A., "RABOBANK
                                       NEDERLAND", NEW YORK BRANCH, as a Lender


                                       By:      /s/ Eric Hurshman
                                           -------------------------------
                                           Name:  Eric Hurshman
                                           Title: Executive Director


                                       By:      /s/ James S. Cunningham
                                           -------------------------------
                                           Name:  James S. Cunningham
                                           Title: Managing Director


                                       PB CAPITAL CORPORATION


                                       By:      /s/ Kristine Yi
                                           -------------------------------
                                           Name:  Kristine Yi
                                           Title: Associate


                                       By:      /s/ Jeffrey Frost
                                           -------------------------------
                                           Name:  Jeffrey Frost
                                           Title: Managing Director
                                                  Portfolio Management

                                   Exhibit A
                                       to
                          Waiver and Seventh Amendment

                      FORM OF MANAGEMENT SERVICES AGREEMENT


                             [Intentionally Omitted]

                                   Exhibit B
                                       to
                          Waiver and Seventh Amendment

                           ACKNOWLEDGMENT AND CONSENT


                  Reference is made to the Waiver and Seventh Amendment, dated as of December 7, 2001 (the "Seventh Amendment"), to the Amended and Restated Credit Agreement, dated as of July 2, 1998 (as heretofor amended, supplemented or otherwise modified, the "Credit Agreement"), among SUNRISE TELEVISION CORP. ("Holdings"), STC BROADCASTING, INC. (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), BANK OF AMERICA, N.A., as documentation agent, CITICORP USA, INC. (formerly known as Salomon Brothers Holding Company Inc), as syndication agent, and JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), as administrative agent (in such capacity, the "Administrative Agent").

                  Each of the undersigned Loan Parties hereby (i) acknowledges the terms and provisions of the Seventh Amendment and consents thereto and (ii) confirms and agrees that each Security Document to which it is a party is, and shall continue to be, in full force and effect after giving effect to the Seventh Amendment and all prior modifications to the Credit Agreement. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.


                                       STC BROADCASTING, INC.
                                       SUNRISE TELEVISION CORP.
                                       SMITH ACQUISITION COMPANY
                                       STC LICENSE COMPANY
                                       SMITH ACQUISITION LICENSE COMPANY
                                       STC BROADCASTING OF ABILENE, INC.
                                       WJAC, INCORPORATED


                                       By:            s/ David A. Fitz
                                           -------------------------------------
                                           Name:  David A. Fitz
                                           Title: Chief Financial Officer